Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 18, 2011 with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended January 2, 2011 of Famous Dave’s of America, Inc. which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Minneapolis, Minnesota,
August 12, 2011